UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

 SECURITIES EXCHANGE ACT OF 1934

November 18, 2016

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

ROPER TECHNOLOGIES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE

(STATE OR OTHER JURISDICTION OF INCORPORATION)

1-12273	51-0263969
(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

6901 PROFESSIONAL PKWY. EAST, SUITE 200, SARASOTA, FLORIDA	34240
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(941) 556-2601

(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

(FORMER NAME OR ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory

Arrangements of Certain Officers.

Roper Technologies, Inc. (the “Company”) previously announced the retirement of David B. Liner from the position of Vice President, General Counsel and Secretary, effective June 2016, with an expected transition role through 2017. The Company and Mr. Liner have entered into a Retirement Agreement and General Release dated November 18, 2016 (the “Retirement Agreement”), pursuant to which Mr. Liner has agreed to remain employed by the Company in a non-executive capacity through January 2018. Until his retirement in January 2018, he will receive a reduced salary of $32,143 per month and receive other customary employee benefits. The Retirement Agreement includes a general release of claims by Mr. Liner and covenants not to compete or solicit Company employees through the date that is one year after his retirement.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 Retirement Agreement and General Release dated November 18, 2016 with David Liner

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROPER TECHNOLOGIES, INC.

Date: November 23, 2016
	By:	/s/ John K. Stipancich
John K. Stipancich
Vice President, General Counsel and Secretary

Exhibit Index

Exhibit 10.1 Retirement Agreement and General Release dated November 18, 2016 with David Liner